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                                                                 EXHIBIT 11

                     CROWN CASTLE INTERNATIONAL CORP.

                          COMPUTATION OF NET LOSS

                             PER COMMON SHARE

            (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

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                                        HISTORICAL                              PRO FORMA
                         ---------------------------------------------  -------------------------
                              YEARS ENDED          THREE MONTHS ENDED                THREE MONTHS
                              DECEMBER 31,             MARCH 31,         YEAR ENDED     ENDED
                         ------------------------  -------------------  DECEMBER 31,  MARCH 31,
                          1995    1996     1997      1997      1998         1997         1998
                         ------  ------  --------  --------- ---------  ------------ ------------
Net loss................ $  (21)  $(957) $(11,942) $   (443) $  (6,606)   $(42,635)    $(13,544)
Dividends on Senior
 Convertible Preferred
 Stock..................    --      --     (2,199)      --      (2,055)        --           --
                         ------  ------  --------  --------  ---------    --------     --------
Net loss applicable to
 common stock for basic
 and diluted
 computations...........   $(21)  $(957) $(14,141) $   (443) $  (8,661)   $(42,635)    $(13,544)
                         ======  ======  ========  ========  =========    ========     ========
Weighted-average number
 of common shares
 outstanding during the
 period for basic and
 diluted computations
 (in thousands).........  3,316   3,503     6,238     3,400     10,954     109,168      109,179
                         ======  ======  ========  ========  =========    ========     ========
Loss per common share--
 basic and diluted...... $(0.01) $(0.27) $  (2.27)   $(0.13) $   (0.79)   $  (0.39)    $  (0.12)
                         ======  ======  ========  ========  =========    ========     ========
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